Exhibit 99.1

[LOGO] AMERICAN HOME
FOR IMMEDIATE RELEASE
---------------------

             American Home Mortgage Announces Second Quarter Results

                      Earnings are $1.37 per diluted share

            Quarterly Loan Production reaches a record $14.9 billion

     Common Stock Dividend Policy increased to $1.01 per share per quarter, or $4.04 per share on an annualized basis

      2006 Earnings Guidance of $4.85 to $5.15 per diluted share reaffirmed


Melville, NY (July 26, 2006) - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today results for the quarter ended June 30, 2006.


FINANCIAL HIGHLIGHTS
--------------------


Comparison of the Three Months Ended June 30, 2006 and 2005

o Revenue for the second quarter of 2006 was $276.8 million, compared to revenue of $203.3 million for the second quarter of 2005, an increase of 36.1%.

o Net earnings for the second quarter of 2006 were $72.4 million, compared to net earnings of $65.5 million for the second quarter of 2005, an increase of 10.5%.

o Earnings per diluted share for the second quarter of 2006 were $1.37, compared to earnings per diluted share of $1.52 for the second quarter of 2005, a decrease of 9.9%.

o Dividends per common share for the second quarter of 2006 were $0.96, compared to $0.76 for the second quarter of 2005, an increase of 26.3%.

o Book value per common share was $22.35 at June 30, 2006, compared to book value per common share of $20.21 at June 30, 2005, an increase of 10.6%.

Comparison of the Three Months Ended June 30, 2006 and March 31, 2006

o Revenue for the second quarter of 2006 was $276.8 million, compared to revenue of $233.1 million for the first quarter of 2006, an increase of 18.7%.

o Net earnings for the second quarter of 2006 were $72.4 million, compared to net earnings of $54.5 million for the first quarter of 2006, an increase of 32.9%.

o Earnings per diluted share for the second quarter of 2006 were $1.37, compared to earnings per diluted share of $1.02 for the first quarter of 2006, an increase of 34.3%.

o Dividends per common share for the second quarter of 2006 were $0.96, compared to $0.91 for the first quarter of 2006, an increase of 5.5%.

o Book value per common share was $22.35 at June 30, 2006, compared to book value per common share of $22.01 at March 31, 2006, an increase of 1.5%.

Comparison of the Six Months Ended June 30, 2006 and 2005

o Revenue for the six months ended June 30, 2006 was $509.9 million, compared to adjusted revenue of $367.3 million for the six months ended June 30, 2005, an increase of 38.8%. GAAP revenue for the six months ended June 30, 2005 was $438.6 million.

o Net earnings for the six months ended June 30, 2006 were $126.8 million compared to adjusted net earnings of $119.5 million for the six months ended June 30, 2005, an increase of 6.1%. GAAP net earnings for the six months ended June 30, 2005 were $190.9 million.

o Earnings per diluted share for the six months ended June 30, 2006 were $2.39 compared to adjusted earnings per diluted share of $2.76 for the six months ended June 30, 2005, a decrease of 13.4%. GAAP earnings per diluted share for the six months ended June 30, 2005 were $4.51.

o Dividends per common share for the six months ended June 30, 2006 were $1.87, compared to $1.47 for the six months ended June 30, 2005, an increase of 27.2%.


Michael Strauss, American Home's Chief Executive Officer, commented, "The second quarter of 2006 was highly successful for our company. During the quarter, our portfolio net interest income reached a record $33.9 million, while our production business experienced record originations, record market share, a strong gain on sale margin and improved warehouse income. During the quarter, we continued to execute our strategy of retaining a portion of our loan production for our investment portfolio, by adding $1.2 billion of loans to our portfolio at quarter-end. These loans are carried at cost, and are expected to enhance our future portfolio earnings. We also continued to adhere to our core risk mitigation strategies including targeting a duration-neutral "matched book," and purchasing mortgage insurance to protect against credit losses. Today approximately half of the loans we hold are insured, either through borrower or lender-paid mortgage insurance. In addition to these core risk mitigation strategies, we recently began hedging the value of our mortgage servicing assets against the possibility of declining interest rates.

"Our company is again reaffirming our annual earnings guidance of $4.85 to $5.15 per diluted share. Our earnings guidance is based on, among other factors, annual loan originations of $55 billion to $60 billion. I am very pleased to report that, based on our company's performance and prospects, the Board of Directors has again voted to increase the dividend policy for our common stockholders. The new policy is $1.01 per share per quarter, or $4.04 per share on an annualized basis. The increased dividend is expected to become effective for the dividend expected to be paid in October 2006."


SECOND QUARTER RESULTS
----------------------

During the second quarter of 2006, American Home's mortgage loans and mortgage-backed securities ("MBS") in portfolio averaged $12.5 billion, and earned net interest income of $28.1 million equal to a net interest margin of 0.90%. In addition, during the quarter, the Company earned $5.8 million of positive carry on interest rate swaps which economically hedge the trading portion of the Company's portfolio. Under accounting rules these swaps are classified as free standing derivatives and consequently are not included in GAAP net interest income, but are instead included in unrealized gains and losses on mortgage-backed securities and derivatives. For the second quarter, the combined net interest income and positive swap carry was $33.9 million, or 1.09% of average portfolio assets. By comparison, during the first quarter of 2006, the Company's mortgage loans and mortgage-backed securities portfolio averaged $11.1 billion and earned net interest income of $26.4 million equal to a net interest margin of 0.95%. During the first quarter, the Company had $3.9 million of positive carry on the interest rate swaps which economically hedge the trading portion of the Company's portfolio. Consequently, in the first quarter the combined net interest income and positive swap carry was $30.3 million, or 1.09% of average portfolio assets.

At the end of the second quarter, the Company added $1.2 billion of newly originated loans held for investment to its portfolio which are being carried at their cost. These loans had fair value in excess of carrying value of $18.8 million, or 1.49% of principal.

During the second quarter, American Home's inventory of loans averaged $8.8 billion, earned a net interest margin of 1.44% and earned net interest income of $31.6 million. This compares with an average balance of $9.6 billion, a net interest margin of 1.17% and net interest income of $28.0 million in the first quarter of 2006. During the second quarter of 2006, the Company had interest expense on trust preferred borrowings, servicing financing and other obligations of $9.5 million compared to $7.8 million during the first quarter of 2006.

At June 30, 2006, the composition of the Company's loans held for investment and MBS portfolio by type of loan was 56.7% 5/1 adjustable-rate mortgages ("ARMs"), 26.7% short reset ARMs, 10.8% fixed rate loans, 2.5% 3/1 ARMs, 1.6% HELOC and closed end seconds and 1.7% other ARM types. The composition of the MBS portfolio by credit quality based on Standard & Poor's ratings was 93.8% Agency and AAA, 3.8% AA, A, and BBB and 2.4% BB and unrated. On June 30, 2006, the MBS portfolio's duration, net of liabilities and hedges, was estimated to be 0.10 years and its projected average life was 2.79 years.

During the second quarter of 2006, the Company's loan production was $14.9 billion. Of the $14.9 billion, 49% of loans were to homebuyers while 51% were for refinancing. During the second quarter of 2006, the Company estimates its national market share reached 2.28%, based on Freddie Mac's recent forecast of national market size, compared to 2.11% in the first quarter of 2006 and 1.47% during the second quarter of 2005. At June 30, 2006, the Company employed approximately 2,612 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,680 on March 31, 2006.

During the quarter, the Company sold $13.9 billion of non-securitized loans to third parties for a gain, net of hedges, fees and costs, of $224.6 million.

During the quarter, the Company recognized $17.9 million, net of hedges, of realized and unrealized losses on the value of its securities portfolio, excluding $5.8 million of positive carry on interest rate swaps. Of the $17.9 million, $13.6 million was charged to current period income and $4.3 million was charged to other comprehensive loss.

During the quarter, the Company's servicing assets produced $11.6 million of income, including $30.4 million of servicing fees, $7.5 million of gain in fair value due to higher interest rates slowing projected future runoff, less $26.3 million of reduction in fair value due to loan repayments. At the end of the quarter, the principal amount of the loans being serviced, including loans held for sale and loans held for investment, was $39.1 billion, compared to $34.8 billion at the end of the first quarter.

The Company's total revenues for the quarter were $276.8 million. Of these revenues, $50.2 million was from net interest income, $224.6 million was from sales of newly originated mortgage loans including origination fees and net of hedges, $30.4 million was from mortgage servicing fees, and $2.1 million was from other sources. Revenues were decreased by $7.7 million of realized and unrealized losses on mortgage securities held, net of hedges, $18.8 million of change in fair value of servicing assets and $4.0 million of provision for loan losses. During the quarter, the Company's expenses were $171.2 million, and the Company's pre-tax income was $105.6 million. Also during the quarter, the Company's tax expense was $33.2 million. Consequently, net income for the quarter was $72.4 million while preferred dividends were $3.3 million and net income available to common stockholders was $69.1 million, resulting in earnings per diluted share of $1.37. Book value attributable to common stockholders at June 30, 2006 was $1.12 billion, or $22.35 per common share, compared to $1.10 billion, or $22.01 per common share, at March 31, 2006.

EARNINGS GUIDANCE
-----------------

American Home is reaffirming its 2006 earnings guidance of $4.85 to $5.15 per diluted share. The Company expects the distribution of 2006 earnings among the year's quarters will be affected by seasonality in the Company's loan origination segment and by progressively increasing net interest income due to the Company's buildup of its investment portfolio.

DIVIDEND POLICY
---------------

Based on the Company's projections for earnings and cash flow, its Board of Directors has raised the Company's common stock dividend policy to $1.01 per share per quarter, or $4.04 per share on an annualized basis. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice. The new dividend policy of $1.01 per share per quarter is expected to commence beginning in October 2006.

OTHER COMPANY HIGHLIGHTS
------------------------

During the quarter, the Company issued $50 million of trust preferred securities in furtherance of its ongoing effort to increase unsecured borrowings. The Company believes unsecured borrowings enhance its ability to withstand severe disruptions in liquidity markets. The issued trust preferred securities carry a coupon of LIBOR plus 2.55%, have a maturity of 30 years, are callable in five years, and are subordinated to the Company's senior liabilities. The Company's total trust preferred securities outstanding are now $260 million, while its collateralized debt obligations, which are not subject to margin, and which also buffer the Company from liquidity market disruptions are $3.7 billion.

At the Company's 2006 Annual Meeting of Stockholders, held on June 20, 2006, its stockholders elected Kristian R. Salovaara as a new member of the Company's Board of Directors, and re-elected C. Cathleen Raffaeli for an additional term.

Shortly after quarter-end, the Company expanded its Correspondent Lending Division with the addition of several high-level account executives including the appointment of Thomas Adkins, Jr. to Senior Vice President, Correspondent Lending. Mr. Adkins will report to Rick Pishalski, Executive Vice President, Correspondent Lending.

ADJUSTED FINANCIAL MEASURES
---------------------------

Throughout this news release, the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be managed on the basis of the adjusted financial measures. The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 and A-2 of this release.

CONFERENCE CALL TODAY
---------------------

American Home will hold an investor conference call today, July 26, 2006, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through August 9, 2006.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN
-----------------------------------------------------------

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.
                                      ###

CONTACT:
Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
mary.feder@americanhm.com


Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.



                  Financial Tables to Follow on Next Page

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                 Three Months Ended        Six Months Ended
                                                                --------------------    -----------------------
                                                                June 30,    June 30,    June 30,     June 30,
                                                                  2006        2005        2006         2005
                                                                --------    --------    --------    -----------
                                                                                                        (1)
                                                                                                    As Adjusted
                                                                --------    --------    --------    -----------
Mortgage Holdings Segment:
-------------------------------------------------------------
Investment Portfolio Performance (2):
-------------------------------------
Average loans and mortgage-backed securities in
  portfolio ($ billions)                                            12.5         6.8        11.8            7.1
Interest income ($ millions)                                       181.3        77.1       336.2          155.3
Average portfolio yield                                             5.82%       4.53%       5.71%          4.37%

Interest expense ($ millions)                                      153.2        52.2       281.7           98.9
Average cost of funds and hedges                                    5.19%       3.29%       5.08%          2.99%

Net interest income ($ millions)                                    28.1        24.9        54.5           56.4
Net interest margin                                                 0.90%       1.48%       0.93%          1.59%

Interest carry on free standing derivatives ($ millions)             5.8        -2.7         9.7           -7.7
Net interest income including interest carry on
free standing derivatives ($ millions)                              33.9        22.2        64.2           48.7
Net interest margin including interest carry on free
  standing derivatives                                              1.09%       1.32%       1.09%          1.37%

Reconciliation of Changes in Mortgage Holdings (3):
---------------------------------------------------
Net change in mortgage-backed securities ($ billions)               -0.3        -0.7        -1.3           -2.3
Additions to loans in portfolio ($ billions)                         1.2         0.1         2.2            0.1
Principal repayments of loans in portfolio ($ billions)              0.2         0.0         0.4            0.0
Net additions to loans in portfolio ($ billions)                     1.0         0.1         1.8            0.1
Loans and mortgage-backed securities held - end of
  period ($ billions)                                               14.6         7.1        14.6            7.1
Mortgage-backed securities period end duration gap (in years)       0.10        0.08        0.10           0.08

Loan Origination Segment:
-------------------------------------------------------------
Loan originations ($ billions) (4)                                  14.9        10.8        28.1           18.0
  Refinance                                                           51%         41%         51%            44%
  ARM                                                                 55%         50%         53%            51%

Average mortgage loans, net ($ billions) (3)                         8.8         3.9         9.2            3.3
Net interest income excluding trust preferred and other
  interest expense ($ millions)                                     31.6        23.0        59.6           41.9
Net interest margin excluding trust preferred and other
  interest expense                                                  1.44%       3.86%       1.30%          2.54%
Trust preferred and other interest expense ($ millions)              5.7         0.8        10.4            1.2
Net interest income ($ millions)                                    25.9        22.2        49.2           40.7
Loans securitized and held ($ billions)                              0.0         0.4         0.0            1.7
Loans securitized and sold ($ billions)                              0.0         5.4         0.0            8.9
Loans sold to third parties ($ billions)                            13.9         4.5        27.4            7.6

Gain on sales of loans, net of hedge gains
  ($ millions) (5)                                                 224.6       182.6       396.5          295.5
Excess of fair value over carrying value of loans added
to investment portfolio ($ millions)                                18.8         1.3        32.8            1.3
                                                                --------    --------    --------    -----------
      Total ($ millions)                                           243.4       183.9       429.3          296.8
                                                                --------    --------    --------    -----------

Gain on sales of loans, net of hedge gains
  (% of principal) (5)                                              1.62%       1.78%       1.45%          1.72%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                          1.49%       0.95%       1.47%          0.95%
      Total (% of principal)                                        1.61%       1.77%       1.45%          1.71%
Applications accepted ($ billions)                                  22.1        17.3        42.9           30.3
Application pipeline ($ billions)                                   12.1        10.7        12.1           10.7

                                                                June 30,    June 30,
                                                                  2006        2005
                                                                --------    --------
Loan Servicing Segment:
-------------------------------------------------------------
Loan servicing portfolio - total with warehouse
  ($ billions)                                                      39.1        24.7
Loan servicing portfolio - loans sold or securitized
  ($ billions)                                                      32.6        22.6
Interest expense ($ millions)                                        3.8         2.0
Weighted average note rate                                          6.38%       5.62%
Weighted average service fee                                       0.336%      0.336%
Average age (in months)                                               14          13

Notes:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(5) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

         AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                           OPERATING STATISTICS

                                                                                Three Months Ended
                                                            ----------------------------------------------------------
                                                            June 30,    March 31,    Dec. 31,    Sept. 30,    June 30,
                                                              2006        2006         2005        2005         2005
                                                            --------    ---------    --------    ---------    --------
Mortgage Holdings Segment:
---------------------------------------------------------
Investment Portfolio Performance (1):
-------------------------------------
Average loans and mortgage-backed securities in
  portfolio ($ billions)                                        12.5         11.1        10.5          7.1         6.8
Interest income ($ millions)                                   181.3        154.9       138.0         84.5        77.1
Average portfolio yield                                         5.82%        5.60%       5.27%        4.76%       4.53%

Interest expense ($ millions)                                  153.2        128.5       108.2         62.9        52.2
Average cost of funds and hedges                                5.19%        4.96%       4.36%        3.84%       3.29%

Net interest income ($ millions)                                28.1         26.4        29.8         21.6        24.9
Net interest margin                                             0.90%        0.95%       1.17%        1.24%       1.48%

Interest carry on free standing derivatives ($ millions)         5.8          3.9         1.0         -0.6        -2.7
Net interest income including interest carry on
  free standing derivatives ($ millions)                        33.9         30.3        30.8         21.0        22.2
Net interest margin including interest carry on free
  standing derivatives                                          1.09%        1.09%       1.21%        1.21%       1.32%

Reconciliation of Changes in Mortgage Holdings (2):
---------------------------------------------------
Net change in mortgage-backed securities ($ billions)           -0.3         -1.0         1.4          1.2        -0.7
Additions to loans in portfolio ($ billions)                     1.2          1.0         2.1          1.3         0.1
Principal repayments of loans in portfolio ($ billions)          0.2          0.2         0.0          0.0         0.0
Net additions to loans in portfolio ($ billions)                 1.0          0.8         2.1          1.3         0.1
Loans and mortgage-backed securities held - end of
  period ($ billions)                                           14.6         13.9        14.1         10.7         7.1
Mortgage-backed securities period end duration gap (in
  years)                                                        0.10         0.15       -0.03         0.17        0.08

Loan Origination Segment:
---------------------------------------------------------
Loan originations ($ billions) (3)                              14.9         13.2        13.6         13.7        10.8
   Refinance                                                      51%          51%         51%          46%         41%
   ARM                                                            55%          51%         50%          48%         50%

Average mortgage loans, net ($ billions) (2)                     8.8          9.6         8.6          5.7         3.9
Net interest income excluding trust preferred and other
  interest expense ($ millions)                                 31.6         28.0        26.4         28.5        23.0
Net interest margin excluding trust preferred and other
  interest expense                                              1.44%        1.17%       1.28%        2.12%       3.86%
Trust preferred and other interest expense ($ millions)          5.7          4.7         3.3          2.0         0.8
Net interest income ($ millions)                                25.9         23.3        23.1         26.5        22.2
Loans securitized and held ($ billions)                          0.0          0.0         0.0          1.2         0.4
Loans securitized and sold ($ billions)                          0.0          0.0         0.0          1.3         5.4
Loans sold to third parties ($ billions)                        13.9         13.5        11.0          9.9         4.5

Gain on sales of loans, net of hedge gains
  ($ millions) (4)                                             224.6        171.9       105.4        176.5       182.6
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                          18.8         14.0        30.2         26.5         1.3
                                                            --------    ---------    --------    ---------    --------
           Total ($ millions)                                  243.4        185.9       135.6        203.0       183.9
                                                            --------    ---------    --------    ---------    --------

Gain on sales of loans, net of hedge gains
  (% of principal) (4)                                          1.62%        1.27%       0.96%        1.42%       1.78%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                      1.49%        1.44%       1.43%        2.02%       0.95%
           Total (% of principal)                               1.61%        1.28%       1.03%        1.48%       1.77%
Applications accepted ($ billions)                              22.1         20.8        17.8         19.7        17.3
Application pipeline ($ billions)                               12.1         11.8         9.2         11.6        10.7

                                                            June 30,    March 31,    Dec. 31,    Sept. 30,    June 30,
                                                              2006        2006         2005        2005           2005
                                                            --------    ---------    --------    ---------    --------
Loan Servicing Segment:
---------------------------------------------------------
Loan servicing portfolio - total with warehouse
  ($ billions)                                                  39.1         34.8        30.7         27.5        24.7
Loan servicing portfolio - loans sold or securitized
  ($ billions)                                                  32.6         29.0        25.0         24.2        22.6
Interest expense ($ millions)                                    3.8          3.1         2.6          1.3         2.0
Weighted average note rate                                      6.38%        6.09%       5.79%        5.73%       5.62%
Weighted average service fee                                   0.336%       0.329%      0.330%       0.331%      0.336%
Average age (in months)                                           14           14          15           13          13

Notes:

(1) Excludes loans held for investment pending securitization.

(2) Includes loans held for investment pending securitization.

(3) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                             Three Months Ended         Six Months Ended
                                                           ----------------------    ----------------------
                                                           June 30,     June 30,     June 30,     June 30,
                                                             2006         2005         2006         2005
                                                           ---------    ---------    ---------    ---------
                                                                                                     (1)
                                                                                                     As
                                                                                                  Adjusted
                                                                                                  ---------
Net interest income:
    Interest income                                        $ 330,196    $ 135,318    $ 630,809    $ 255,287
    Interest expense                                        (279,992)     (90,336)    (534,027)    (161,661)
                                                           ---------    ---------    ---------    ---------
       Net interest income                                    50,204       44,982       96,782       93,626
                                                           ---------    ---------    ---------    ---------
    Provision for loan losses                                 (3,979)          --       (5,290)          --
                                                           ---------    ---------    ---------    ---------
       Net interest income after provision for loan
         losses                                               46,225       44,982       91,492       93,626
                                                           ---------    ---------    ---------    ---------

Non-interest income:
    Gain on sales of mortgage loans                          224,594       77,377      396,501      112,630
    Gain on sales of current period securitized mortgage
      loans                                                       --      104,377           --      149,038
    (Loss) gain on sales of mortgage-backed securities
      and derivatives                                            (47)         620         (897)       5,352
    Unrealized (loss) gain on mortgage-backed securities
      and derivatives                                         (7,730)     (10,292)       1,585        9,944

    Loan servicing fees                                       30,417       16,970       54,750       31,133
    Amortization and impairment of mortgage servicing
      rights                                                      --      (33,230)          --      (38,434)
    Change in fair value of mortgage servicing rights        (18,830)          --      (37,451)          --
                                                           ---------    ---------    ---------    ---------
       Net loan servicing fees (loss)                         11,587      (16,260)      17,299       (7,301)
                                                           ---------    ---------    ---------    ---------

    Other non-interest income                                  2,125        2,543        3,894        4,009
                                                           ---------    ---------    ---------    ---------
       Non-interest income                                   230,529      158,365      418,382      273,672
                                                           ---------    ---------    ---------    ---------

Non-interest expenses:
    Salaries, commissions and benefits, net                  103,157       94,859      202,424      163,334
    Occupancy and equipment                                   19,763       14,397       37,733       27,068
    Data processing and communications                         6,733        5,957       13,859       11,907
    Office supplies and expenses                               5,145        5,657        9,477       10,086
    Marketing and promotion                                    6,383        5,126       12,183        9,256
    Travel and entertainment                                   7,793        5,427       14,546        9,355
    Professional fees                                          5,013        3,432       10,344        6,902
    Other                                                     17,192        6,843       33,074       13,712
                                                           ---------    ---------    ---------    ---------
       Non-interest expenses                                 171,179      141,698      333,640      251,620
                                                           ---------    ---------    ---------    ---------

Net income before income tax expense (benefit)               105,575       61,649      176,234      115,678

Income tax expense (benefit)                                  33,224       (3,851)      49,424       (3,851)
                                                           ---------    ---------    ---------    ---------
Net income                                                 $  72,351    $  65,500    $ 126,810    $ 119,529
                                                           =========    =========    =========    =========

Dividends on preferred stock                                   3,304        3,304        6,609        6,609

                                                           ---------    ---------    ---------    ---------
Net income available to common shareholders                $  69,047    $  62,196    $ 120,201    $ 112,920
                                                           =========    =========    =========    =========

    Per share data:
     Basic                                                 $    1.38    $    1.54    $    2.41    $    2.80
     Diluted                                               $    1.37    $    1.52    $    2.39    $    2.76

     Weighted average number of shares - basic                50,056       40,384       49,887       40,346
     Weighted average number of shares - diluted              50,487       40,886       50,270       40,849

Note:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                                                Three Months Ended
                                                           -------------------------------------------------------------
                                                           June 30,     March 31,    Dec. 31,     Sept. 30,    June 30,
                                                             2006         2006         2005         2005         2005
                                                           ---------    ---------    ---------    ---------    ---------
Net interest income:
    Interest income                                        $ 330,196    $ 300,613    $ 265,435    $ 180,038    $ 135,318
    Interest expense                                        (279,992)    (254,035)    (215,057)    (133,169)     (90,336)
                                                           ---------    ---------    ---------    ---------    ---------
         Net interest income                                  50,204       46,578       50,378       46,869       44,982
                                                           ---------    ---------    ---------    ---------    ---------

    Provision for loan losses                                 (3,979)      (1,311)      (2,142)          --           --

                                                           ---------    ---------    ---------    ---------    ---------
         Net interest income after provision for loan
           losses                                             46,225       45,267       48,236       46,869       44,982
                                                           ---------    ---------    ---------    ---------    ---------

Non-interest income:
    Gain on sales of mortgage loans                          224,594      171,907       98,777      123,658       77,377
    Gain on sales of current period securitized mortgage
      loans                                                       --           --           --       19,960      104,377
    (Loss) gain on sales of mortgage-backed securities
      and derivatives                                            (47)        (850)      38,068        6,116          620
    Unrealized (loss) gain on mortgage-backed securities
      and derivatives                                         (7,730)       9,315      (44,778)     (10,965)     (10,292)

    Loan servicing fees                                       30,417       24,333       26,715       21,099       16,970
    Amortization and impairment of mortgage servicing
      rights                                                      --           --      (18,745)      (3,478)     (33,230)
    Change in fair value of mortgage servicing rights        (18,830)     (18,621)          --           --           --
                                                           ---------    ---------    ---------    ---------    ---------
         Net loan servicing fees (loss)                       11,587        5,712        7,970       17,621      (16,260)
                                                           ---------    ---------    ---------    ---------    ---------

    Other non-interest income                                  2,125        1,769        2,181        1,585        2,543
                                                           ---------    ---------    ---------    ---------    ---------
         Non-interest income                                 230,529      187,853      102,218      157,975      158,365
                                                           ---------    ---------    ---------    ---------    ---------

Non-interest expenses:
    Salaries, commissions and benefits, net                  103,157       99,267       95,237      101,378       94,859
    Occupancy and equipment                                   19,763       17,970       16,459       15,328       14,397
    Data processing and communications                         6,733        7,126        6,402        6,479        5,957
    Office supplies and expenses                               5,145        4,332        4,612        5,024        5,657
    Marketing and promotion                                    6,383        5,800        5,951        5,104        5,126
    Travel and entertainment                                   7,793        6,753        6,982        4,670        5,427
    Professional fees                                          5,013        5,331        3,586        3,744        3,432
    Other                                                     17,192       15,882       10,946        7,360        6,843
                                                           ---------    ---------    ---------    ---------    ---------
         Non-interest expenses                               171,179      162,461      150,175      149,087      141,698
                                                           ---------    ---------    ---------    ---------    ---------

Net income before income tax expense (benefit)               105,575       70,659          279       55,757       61,649

Income tax expense (benefit)                                  33,224       16,200      (16,419)       2,549       (3,851)
                                                           ---------    ---------    ---------    ---------    ---------
Net income                                                 $  72,351    $  54,459    $  16,698    $  53,208    $  65,500
                                                           =========    =========    =========    =========    =========

Dividends on preferred stock                                   3,304        3,305        3,304        3,304        3,304

                                                           ---------    ---------    ---------    ---------    ---------
Net income available to common shareholders                $  69,047    $  51,154    $  13,394    $  49,904    $  62,196
                                                           =========    =========    =========    =========    =========

    Per share data:
      Basic                                                $    1.38    $    1.03    $    0.27    $    1.10    $    1.54
      Diluted                                              $    1.37    $    1.02    $    0.27    $    1.09    $    1.52

      Weighted average number of shares - basic               50,056       49,715       49,605       45,174       40,384
      Weighted average number of shares - diluted             50,487       50,070       49,998       45,669       40,886

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)


                                          June 30,       March 31,      December 31,    September 30,      June 30,
                                            2006            2006            2005            2005             2005
                                         ------------    ------------    ------------    -------------    ------------
Assets:
  Cash and cash equivalents             $    304,268    $    572,591    $    575,650    $     624,424    $    197,375
  Accounts receivable and servicing
    advances                                 342,244         327,586         329,132          335,736         116,835
  Mortgage-backed securities               9,299,224       9,580,963      10,602,104        9,208,172       6,917,986
  Mortgage loans held for sale, net        1,243,702       1,589,613       2,208,749        1,901,293       1,965,074
  Mortgage loans held for investment,
    net                                    5,337,138       4,315,384       3,479,721        1,445,429         134,597
  Derivative assets                          139,397         102,267          44,594           67,185          35,756
  Mortgage servicing rights, net             434,173         371,974         319,671          300,659         261,839
  Premises and equipment, net                 80,296          75,594          68,782           64,174          61,441
  Goodwill                                   110,759         110,330          99,527           99,268          98,826
  Other assets                                34,398          30,708          26,815           31,697          21,185
                                        ------------    ------------    ------------    -------------    ------------
      Total assets                      $ 17,325,599    $ 17,077,010    $ 17,754,745    $  14,078,037    $  9,810,914
                                        ============    ============    ============    =============    ============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit             $  1,476,958    $  1,754,581    $  3,474,191    $   2,165,154    $    665,697
  Drafts payable                              12,349          16,377          20,754           18,763          26,538
  Commercial paper                           888,476       1,073,630       1,079,179        1,334,296       1,291,684
  Reverse repurchase agreements            8,939,786       8,899,050       9,806,144        8,041,579       6,337,630
  Collateralized debt obligations          3,724,878       2,905,199       1,057,906               --              --
  Payable for securities purchased                --         215,114         261,539          554,717              --
  Derivative liabilities                       3,280           7,512          16,773               --           6,195
  Trust preferred securities                 252,780         204,018         203,688           96,964          48,414
  Accrued expenses and other
    liabilities                              355,009         385,392         277,476          239,382         177,761
  Notes payable                              337,700         330,714         319,309          305,766         256,060
  Income taxes payable                        80,529          51,016          30,770           56,310          47,753
                                        ------------    ------------    ------------    -------------    ------------
    Total liabilities                     16,071,745      15,842,603      16,547,729       12,812,931       8,857,732
                                        ------------    ------------    ------------    -------------    ------------

Stockholders' Equity:

  Preferred stock                            134,040         134,040         134,040          134,040         134,040
  Common stock                                   501             500             496              496             405
  Additional paid-in capital                 960,995         958,175         947,512          946,105         638,595
  Retained earnings                          227,450         206,512         203,778          235,556         224,442
  Accumulated other comprehensive
    loss                                     (69,132)        (64,820)        (78,810)         (51,091)        (44,300)
                                        ------------    ------------    ------------    -------------    ------------
    Total stockholders' equity             1,253,854       1,234,407       1,207,016        1,265,106         953,182
                                        ------------    ------------    ------------    -------------    ------------

      Total liabilities and stock-
        holders' equity                 $ 17,325,599    $ 17,077,010    $ 17,754,745    $  14,078,037    $  9,810,914
                                        ============    ============    ============    =============    ============

Number of shares outstanding -
  preferred                                5,600,000       5,600,000       5,600,000        5,600,000       5,600,000
Number of shares outstanding - common     50,107,214      50,004,965      49,639,646       49,590,821      40,538,479

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 (In thousands)


                                                                                                      Six Months
                                                        Three Months Ended                               Ended
                             ---------------------------------------------------------------------    -----------
                              June 30,       Mar. 31,       Dec. 31,       Sept. 30,     June 30,      June 30,
                                2006           2006           2005           2005          2005          2006
                             -----------    -----------    -----------    -----------    ---------    -----------

Preferred stock
Balance at end of period     $   134,040    $   134,040    $   134,040    $   134,040    $ 134,040    $   134,040
                             -----------    -----------    -----------    -----------    ---------    -----------

Common stock
Balance at beginning of
  period                     $       500    $       496    $       496    $       405    $     403    $       496
Issuance of common stock -
  earnouts                            --              3             --             --            2              3
Issuance of common stock -
  Omnibus Stock Plan                   1              1             --              1           --              2
Issuance of common stock -
  offering                            --             --             --             90           --             --
                             -----------    -----------    -----------    -----------    ---------    -----------
Balance at end of period     $       501    $       500    $       496    $       496    $     405    $       501
                             -----------    -----------    -----------    -----------    ---------    -----------

Additional paid-in capital
Balance at beginning of
  period                     $   958,175    $   947,512    $   946,105    $   638,595    $ 632,828    $   947,512
Issuance of common stock -
  earnouts                            --          9,555             --            139        5,005          9,555
Issuance of common stock -
  Omnibus Stock Plan               1,126            651            857            488          588          1,777
Issuance of common stock -
  offering                            --             --             --        304,033           --             --
Stock-based employee
  compensation expense               373            410             --             --           --            783
Tax benefit for stock
  options exercised                1,198             --            434          2,638           --          1,198
Restricted shares amorti-
  zation                             123             47            116            212          174            170
                             -----------    -----------    -----------    -----------    ---------    -----------
Balance at end of period     $   960,995    $   958,175    $   947,512    $   946,105    $ 638,595    $   960,995
                             -----------    -----------    -----------    -----------    ---------    -----------

Retained earnings
Balance at beginning of
  period                     $   206,512    $   203,778    $   235,556    $   224,442    $ 193,064    $   203,778
Cumulative-effect adjust-
  ment as of beginning of
  period (1)                          --         (2,917)            --             --           --         (2,917)
Net income                        72,351         54,459         16,698         53,208       65,500        126,810
Dividends declared               (51,413)       (48,808)       (48,476)       (42,094)     (34,122)      (100,221)
                             -----------    -----------    -----------    -----------    ---------    -----------
Balance at end of period     $   227,450    $   206,512    $   203,778    $   235,556    $ 224,442    $   227,450
                             -----------    -----------    -----------    -----------    ---------    -----------

Other comprehensive loss
Balance at beginning of
  period                     $   (64,820)   $   (78,810)   $   (51,091)   $   (44,300)   $ (43,378)   $   (78,810)
Unrealized (loss) gain on
  mortgage-backed
  securities                     (44,510)       (35,765)        (7,730)       (15,918)       6,901        (80,275)
Gain (loss) on cash flow
  hedges, net of amorti-
  zation                          40,198         49,755        (19,989)         9,127       (7,823)        89,953
                             -----------    -----------    -----------    -----------    ---------    -----------
Balance at end of period     $   (69,132)   $   (64,820)   $   (78,810)   $   (51,091)   $ (44,300)   $   (69,132)
                             -----------    -----------    -----------    -----------    ---------    -----------

Total stockholders' equity   $ 1,253,854    $ 1,234,407    $ 1,207,016    $ 1,265,106    $ 953,182    $ 1,253,854
                             ===========    ===========    ===========    ===========    =========    ===========

Note:

(1) Effective January 1, 2006, the Company adopted SFAS 156 and elected the fair value option to subsequently measure its MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                             Three Months Ended
                                               ----------------------------------------------------------------------------
                                                 June 30,        Mar. 31,        Dec. 31,       Sept. 30,        June 30,
                                                   2006            2006            2005            2005            2005
                                               ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:
Net income                                     $     72,351    $     54,459    $     16,698    $     53,208    $     65,500
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
Depreciation and amortization                         5,014           3,953           3,454           3,098           2,739
Provision for loan losses                             3,979           1,311           2,142              --              --
Change in fair value of mortgage
  servicing rights                                   18,830          18,621              --              --              --
Amortization and impairment of
  mortgage servicing rights                              --              --          18,745           3,478          33,230
Accretion and amortization of
  mortgage-backed securities, net                     2,006           2,331           1,509          (2,571)         (1,169)
Deferred cash flow hedge gain (loss),
  net of amortization                                10,509           3,909            (346)          1,689           1,738
Loss on sales of mortgage-backed
  securities and derivatives                             --              --             876           2,819             447
Unrealized loss (gain) on mortgage-
  backed securities                                  14,591           3,090          40,968          74,595          (4,533)
Unrealized (gain) loss on free
  standing derivatives                               (1,038)         (4,765)          6,149         (31,137)         25,903
(Decrease) increase in forward
  delivery contracts                                 (6,036)        (24,041)         24,124         (13,547)         13,930
Capitalized mortgage servicing rights
  on securitized loans                                   --              --              --         (27,536)        (62,629)
Capitalized mortgage servicing rights
  on sold loans                                     (81,029)        (69,768)        (37,757)        (14,762)         (4,027)
(Increase) decrease in interest rate
  lock commitments                                   (4,447)          7,131         (10,508)         14,501          (6,264)
(Increase) decrease in mortgage loan
  basis adjustments                                  (2,156)          4,731         (32,201)        (12,649)        (10,584)
Excess tax benefits from share-based
  payment arrangements                               (1,198)             --              --              --              --
Other                                                  (633)           (198)           (645)          2,196          (2,155)
(Increase) decrease in operating
  assets:
       Accounts receivable                          (13,506)          6,829          18,156        (218,519)        (14,401)
       Servicing advances                            (1,152)         (3,281)        (11,552)           (382)            861
       Income taxes receivable                           --              --              --              --          25,797
       Other assets                                  (3,582)         (1,451)          4,882         (10,512)          2,350
Increase (decrease) in operating
  liabilities:
       Accrued expenses and other
  liabilities                                       (32,977)         93,876          31,696          53,657          (1,269)
       Income taxes payable                          30,711          16,173         (25,106)          8,557          (6,497)

Origination of mortgage loans held
  for sale                                      (14,371,439)    (12,203,014)    (11,482,292)    (12,394,139)    (10,647,029)
Principal received from sales of
mortgage loans held for sale                     14,013,921      13,372,574      11,179,015       9,448,293       4,457,519
Proceeds from securitizations of
  mortgage loans held for sale                           --              --              --       2,993,315       5,855,914
Additions to mortgage-backed
  securities and derivatives                             --              --        (152,666)     (1,191,209)       (466,522)
Principal proceeds from sales of
  self-originated mortgage-backed securities         99,086       1,809,796       1,333,188              --       1,104,227
Cash received from residual assets in
  securitizations                                    20,947          27,353          26,958          35,431          23,539
Principal repayments of mortgage-
  backed securities                                  60,485          93,845         212,927         274,035         172,172
                                               ------------    ------------    ------------    ------------    ------------
       Net cash (used in) provided by
         operating activities                      (166,763)      3,213,464       1,168,414        (948,091)        558,787
                                               ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
Purchases of premises and equipment                  (9,716)        (10,765)         (8,062)         (5,831)         (8,194)
Origination of mortgage loans held
  for investment                                   (560,003)       (970,335)     (2,084,025)     (1,301,364)       (133,757)
Proceeds from repayments of mortgage
  loans held for investment                         240,403         137,545          75,613           5,108              --
Purchases of mortgage-backed
  securities                                       (461,125)     (1,389,336)     (3,298,636)     (2,417,565)       (933,929)
Principal proceeds from sales of
  purchased mortgage-backed securities                   --              --          24,592         518,517          20,962
Principal repayments of purchased
  mortgage-backed securities                        501,239         438,297         409,080         414,667         361,049
Net increase in investment in Federal
  Home Loan Bank stock, at cost                        (108)             --              --              --              --
Acquisition of business                                  --        (550,077)             --              --              --
                                               ------------    ------------    ------------    ------------    ------------
       Net cash used in investing
         activities                                (289,310)     (2,344,671)     (4,881,438)     (2,786,468)       (693,869)
                                               ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
(Decrease) increase in warehouse
  lines of credit, net                             (277,623)     (1,719,610)      1,309,037       1,499,457           7,011
Increase (decrease) in reverse
  repurchase agreements, net                         40,736        (907,094)      1,764,565       1,703,949        (382,537)
Increase in collateralized debt
  obligations                                       819,679       1,847,293       1,057,906              --              --
(Decrease) increase in payable for
  securities purchased                             (215,114)        (46,425)       (293,178)        554,717              --
(Decrease) increase in commercial
  paper, net                                       (185,154)         (5,549)       (255,117)         42,612         433,302
(Decrease) increase in drafts
  payable, net                                       (4,028)         (4,377)          1,991          (7,775)         (1,853)
Increase in trust preferred securities               48,762             330         106,724          48,550          48,414
Increase in notes payable, net                        6,986          11,405          13,543          49,706          96,721
Proceeds from issuance of common stock                1,127             652             857         304,522             587
Excess tax benefits from share-based
  payment arrangements                                1,198              --              --              --              --
Dividends paid                                      (48,819)        (48,477)        (42,078)        (34,130)        (31,950)
                                               ------------    ------------    ------------    ------------    ------------
       Net cash provided by (used in)
         financing activities                       187,750        (871,852)      3,664,250       4,161,608         169,695
                                               ------------    ------------    ------------    ------------    ------------

Net (decrease) increase in cash and
  cash equivalents                                 (268,323)         (3,059)        (48,774)        427,049          34,613
Cash and cash equivalents, beginning
  of period                                         572,591         575,650         624,424         197,375         162,762
                                               ------------    ------------    ------------    ------------    ------------
Cash and cash equivalents, end of
  period                                       $    304,268    $    572,591    $    575,650    $    624,424    $    197,375
                                               ============    ============    ============    ============    ============

Supplemental disclosure of non-cash
  investing activities:
Net transfer of loans held for sale
  to loans held for investment                 $    699,519    $         --    $         --    $         --    $         --
                                               ============    ============    ============    ============    ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                       Six Months Ended
                                                                    -----------------------
                                                                           June 30,
                                                                             2006
                                                                    -----------------------
Cash flows from operating activities:
Net income                                                                       $ 126,810
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                                        8,967
Provision for loan losses                                                            5,290
Change in fair value of mortgage servicing rights                                   37,451
Accretion and amortization of mortgage-backed securities, net                        4,337
Deferred cash flow hedge gain, net of amortization                                  14,418
Unrealized loss on mortgage-backed securities                                       17,681
Unrealized gain on free standing derivatives                                        (5,803)
Decrease in forward delivery contracts                                             (30,077)
Capitalized mortgage servicing rights on sold loans                               (150,797)
Decrease in interest rate lock commitments                                           2,684
Decrease in mortgage loan basis adjustments                                          2,575
Excess tax benefits from share-based payment arrangements                           (1,198)
Other                                                                                 (831)
Increase in operating assets:
      Accounts receivable                                                           (6,677)
      Servicing advances                                                            (4,433)
      Other assets                                                                  (5,033)
Increase in operating liabilities:
      Accrued expenses and other liabilities                                        60,899
      Income taxes payable                                                          46,884

Origination of mortgage loans held for sale                                    (26,574,453)
Principal received from sales of mortgage loans held for sale                   27,386,495
Principal proceeds from sales of self-originated mortgage-
  backed securities                                                              1,908,882
Cash received from residual assets in securitizations                               48,300
Principal repayments of mortgage-backed securities                                 154,330
                                                                    -----------------------
      Net cash provided by operating activities                                  3,046,701
                                                                    -----------------------

Cash flows from investing activities:
Purchases of premises and equipment                                                (20,481)
Origination of mortgage loans held for investment                               (1,530,338)
Proceeds from repayments of mortgage loans held for investment                     377,948
Purchases of mortgage-backed securities                                         (1,850,461)
Principal repayments of purchased mortgage-backed securities                       939,536
Net increase in investment in Federal Home Loan Bank stock,
  at cost                                                                             (108)
Acquisition of business                                                           (550,077)
                                                                    -----------------------
      Net cash used in investing activities                                     (2,633,981)
                                                                    -----------------------

Cash flows from financing activities:
Decrease in warehouse lines of credit, net                                      (1,997,233)
Decrease in reverse repurchase agreements, net                                    (866,358)
Increase in collateralized debt obligations                                      2,666,972
Decrease in payable for securities purchased                                      (261,539)
Decrease in commercial paper, net                                                 (190,703)
Decrease in drafts payable, net                                                     (8,405)
Increase in trust preferred securities                                              49,092
Increase in notes payable, net                                                      18,391
Proceeds from issuance of common stock                                               1,779
Excess tax benefits from share-based payment arrangements                            1,198
Dividends paid                                                                     (97,296)
                                                                    -----------------------
      Net cash used in financing activities                                       (684,102)
                                                                    -----------------------

Net decrease in cash and cash equivalents                                         (271,382)
Cash and cash equivalents, beginning of period                                     575,650
                                                                    -----------------------
Cash and cash equivalents, end of period                                         $ 304,268
                                                                    =======================

Supplemental disclosure of non-cash investing activities:
Net transfer of loans held for sale to loans held for investment                 $ 699,519
                                                                    =======================

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)

                                                                     June 30, 2006
                                                  -----------------------------------------------------
                                                                                Fair Value in Excess of
                                                  Carrying Value   Fair Value       Carrying Value
                                                  --------------   ----------   -----------------------
Assets:
  Cash and cash equivalents                       $      304,268   $  304,268   $                    --
  Accounts receivable and servicing advances             342,244      342,244                        --
  Mortgage-backed securities                           9,299,224    9,299,224                        --
  Mortgage loans held for sale, net                    1,243,702    1,252,099                     8,397
  Mortgage loans held for investment, net              5,337,138    5,414,804                    77,666
  Mortgage servicing rights, net                         434,173      434,173                        --
  Derivative assets (1)                                  139,397      192,948                    53,551
                                                                                -----------------------
                                                                                $               139,614
                                                                                -----------------------

                                                                                   Carrying Value in
                                                                                Excess of (Lower Than)
                                                                                      Fair Value
                                                                                -----------------------
Liabilities:
  Warehouse lines of credit                       $    1,476,958   $1,476,958   $                    --
  Drafts payable                                          12,349       12,349                        --
  Commercial paper                                       888,476      888,476                        --
  Reverse repurchase agreements                        8,939,786    8,938,826                       960
  Collateralized debt obligations                      3,724,878    3,725,364                      (486)
  Derivative liabilities                                   3,280        3,280                        --
  Trust preferred securities                             252,780      252,780                        --
  Notes payable                                          337,700      337,700                        --
                                                                                -----------------------
                                                                                $                   474
                                                                                -----------------------

                                                                                Fair Value in Excess of
                                                                                    Carrying Value
                                                                                -----------------------
                                                                                $               140,088
                                                                                =======================

Note:

(1) Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans. The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                         Six Months Ended
                                                            ----------------------------------------
                                                                          June 30, 2005
                                                            ----------------------------------------
                                                                               (1)
                                                               GAAP        Adjustments   As Adjusted
                                                            -----------    -----------   -----------
Mortgage Holdings Segment:
--------------------------------------------------------
Investment Portfolio Performance (2):
-------------------------------------
Average loans and mortgage-backed securities in
  portfolio ($ billions)                                            6.3            0.8           7.1
Interest income ($ millions)                                      135.4           19.9         155.3
Average portfolio yield                                            4.28%                        4.37%

Interest expense ($ millions)                                      91.2            7.7          98.9
Average cost of funds and hedges                                   3.05%                        2.99%

Net interest income ($ millions)                                   44.2           12.2          56.4
Net interest margin                                                1.39%                        1.59%

Interest carry on free standing derivatives ($ millions)           -7.7                         -7.7
Net interest income including interest carry on
    free standing derivatives ($ millions)                         36.5           12.2          48.7
Net interest margin including interest carry on free
  standing derivatives                                             1.15%                        1.37%

Reconciliation of Changes in Mortgage Holdings (3):
---------------------------------------------------
Net change in mortgage-backed securities ($ billions)              -2.3                         -2.3
Additions to loans in portfolio ($ billions)                        0.1                          0.1
Principal repayments of loans in portfolio ($ billions)             0.0                          0.0
Net additions to loans in portfolio ($ billions)                    0.1                          0.1
Loans and mortgage-backed securities held - end of
  period ($ billions)                                               7.1                          7.1
Mortgage-backed securities period end duration gap
  (in years)                                                       0.08                         0.08

Loan Origination Segment:
--------------------------------------------------------
Loan originations ($ billions)                                     18.0                         18.0
   Refinance                                                         44%                          44%
   ARM                                                               51%                          51%

Average mortgage loans, net ($ billions) (3)                        5.0           -1.7           3.3
Net interest income excluding trust preferred and other
  interest expense ($ millions)                                    64.3          -22.4          41.9
Net interest margin excluding trust preferred and other
  interest expense                                                 2.57%                        2.54%
Trust preferred and other interest expense ($ millions)             1.2                          1.2
Net interest income ($ millions)                                   63.1          -22.4          40.7
Loans securitized and held ($ billions)                             3.2           -1.5           1.7
Loans securitized and sold ($ billions)                            10.9           -2.0           8.9
Loans sold to third parties ($ billions)                            7.6                          7.6

Gain on sales of loans, net of hedge gains
  ($ millions) (4)                                                339.0          -43.5         295.5
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                              1.3                          1.3
                                                            -----------    -----------   -----------
           Total ($ millions)                                     340.3          -43.5         296.8
                                                            -----------    -----------   -----------

Gain on sales of loans, net of hedge gains
  (% of principal) (4)                                             1.97%                        1.72%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                         0.95%                        0.95%
           Total (% of principal)                                  1.97%                        1.71%
Applications accepted ($ billions)                                 30.3                         30.3
Application pipeline ($ billions)                                  10.7                         10.7

                                                                          June 30, 2005
                                                            -----------------------------------------
Loan Servicing Segment:
--------------------------------------------------------
Loan servicing portfolio - total with warehouse
  ($ billions)                                                     24.7                         24.7
Loan servicing portfolio - loans sold or securitized
  ($ billions)                                                     22.6                         22.6
Interest expense ($ millions)                                       3.4                          3.4
Weighted average note rate                                         5.62%                        5.62%
Weighted average service fee                                      0.336%                       0.336%
Average age (in months)                                              13                           13

Notes:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                                      Six Months Ended
                                                           ---------------------------------------
                                                                       June 30, 2005
                                                           ---------------------------------------
                                                                            (1)
                                                             GAAP       Adjustments    As Adjusted
                                                           ---------    -----------    -----------
Net interest income:
    Interest income                                        $ 282,212    $   (26,925)   $   255,287
    Interest expense                                        (178,427)        16,766       (161,661)
                                                           ---------    -----------    -----------
         Net interest income                                 103,785        (10,159)        93,626
                                                           ---------    -----------    -----------

Non-interest income:
    Gain on sales of mortgage loans                          112,630             --        112,630
    Gain on sales of current period securitized mortgage
      loans                                                  174,296        (25,258)       149,038
    Gain on sales of mortgage-backed securities and
      derivatives                                              6,752         (1,400)         5,352
    Unrealized gain on mortgage-backed securities and
      derivatives                                             47,207        (37,263)         9,944

    Loan servicing fees                                       28,282          2,851         31,133
    Amortization and impairment of mortgage servicing
      rights                                                 (38,312)          (122)       (38,434)
    Change in fair value of mortgage servicing rights             --             --             --
                                                           ---------    -----------    -----------
         Net loan servicing loss                             (10,030)         2,729         (7,301)
                                                           ---------    -----------    -----------

    Other non-interest income                                  4,009             --          4,009
                                                           ---------    -----------    -----------
         Non-interest income                                 334,864        (61,192)       273,672
                                                           ---------    -----------    -----------

Non-interest expenses:
    Salaries, commissions and benefits, net                  163,334             --        163,334
    Occupancy and equipment                                   27,068             --         27,068
    Data processing and communications                        11,907             --         11,907
    Office supplies and expenses                              10,086             --         10,086
    Marketing and promotion                                    9,256             --          9,256
    Travel and entertainment                                   9,355             --          9,355
    Professional fees                                          6,902             --          6,902
    Other                                                     13,712             --         13,712
                                                           ---------    -----------    -----------
         Non-interest expenses                               251,620             --        251,620
                                                           ---------    -----------    -----------

Net income before income tax expense                         187,029        (71,351)       115,678

Income tax expense                                            (3,851)            --         (3,851)
                                                           ---------    -----------    -----------

Net income                                                 $ 190,880    $   (71,351)   $   119,529
                                                           =========    ===========    ===========

Dividends on preferred stock                                   6,609             --          6,609

                                                           ---------    -----------    -----------
Net income available to common shareholders                $ 184,271    $   (71,351)   $   112,920
                                                           =========    ===========    ===========

    Per share data:
      Basic                                                $    4.57    $     (1.77)   $      2.80
      Diluted                                              $    4.51    $     (1.75)   $      2.76

      Weighted average number of shares - basic               40,346         40,346         40,346
      Weighted average number of shares - diluted             40,849         40,849         40,849

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

                                      A-2